EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
         AND COMPUTATION OF PROFORMA RATIO OF EARNINGS TO FIXED CHARGES
                        (AMOUNTS IN 000, EXCEPT RATIOS)

                                                                                                                  SIX
                                                                                                                MONTHS
                                                                FISCAL YEAR ENDED                                ENDED
                                     -----------------------------------------------------------------------    -------
                                                                                                  PROFORMA
                                     6/27/93     6/26/94     6/25/95     6/30/96     6/29/97     6/29/97 (1)    12/28/97
                                     --------    --------    --------    --------    --------    -----------    -------
Net income........................   $136,644    $ 76,492    $116,171    $ 72,479    $115,665     $ 115,665     $55,908
Add: Income tax expense...........     82,924      60,344      69,439      44,939      58,617        58,617      30,683
     Extraordinary loss...........         --          --          --       5,898          --            --          --
     Cumulative effect of
        change in accounting......         --          --          --          --          --            --       4,636
                                     --------    --------    --------    --------    --------    -----------    -------
Consolidated pretax income from
  continuing operations...........    219,568     136,836     185,610     123,316     174,282       174,282      91,227
Add: Losses in less-than-50%
  equity investees with no debt
  guarantees......................      1,026          --          --          --         399           399         593
Less: Share of undistributed
  pre-tax earnings in
  less-than-50%-owned equity
  affiliates......................         --       (490)       (649)          --          --            --     (9,730)
Add: Interest charges.............     26,364      18,926      16,242      15,789      13,630        13,630      10,101
Less: Interest capitalized during
  the period......................         --          --          --          --       (813)         (813)     (3,076)
                                     --------    --------    --------    --------    --------    -----------    -------
  Earnings as defined.............   $246,958    $155,272    $201,203    $139,105    $187,498     $ 187,498     $89,115
                                     --------    --------    --------    --------    --------    -----------    -------
                                     --------    --------    --------    --------    --------    -----------    -------

Interest charges..................   $ 26,364    $ 18,926    $ 16,242    $ 15,789    $ 12,817     $  14,334     $ 7,025
Interest capitalized during the
  period..........................         --          --          --          --         813         1,082       3,076
                                     --------    --------    --------    --------    --------    -----------    -------
  Fixed charges...................   $ 26,364    $ 18,926    $ 16,242    $ 15,789    $ 13,630     $  15,416     $10,101
                                     --------    --------    --------    --------    --------    -----------    -------
                                     --------    --------    --------    --------    --------    -----------    -------
  Ratio of earnings to fixed
    charges.......................        9.4x        8.2x       12.4x        8.8x       13.8x         12.2x        8.8x
                                     --------    --------    --------    --------    --------    -----------    -------
                                     --------    --------    --------    --------    --------    -----------    -------


                                      PROFORMA
                                    12/28/97 (1)
                                    ------------
Net income........................    $ 55,908
Add: Income tax expense...........      30,683
     Extraordinary loss...........          --
     Cumulative effect of
        change in accounting......       4,636
                                    ------------
Consolidated pretax income from
  continuing operations...........      91,227
Add: Losses in less-than-50%
  equity investees with no debt
  guarantees......................         593
Less: Share of undistributed
  pre-tax earnings in
  less-than-50%-owned equity
  affiliates......................     (9,730)
Add: Interest charges.............      10,101
Less: Interest capitalized during
  the period......................     (3,076)
                                    ------------
  Earnings as defined.............    $ 89,115
                                    ------------
                                    ------------
Interest charges..................    $  7,423
Interest capitalized during the
  period..........................       3,485
                                    ------------
  Fixed charges...................    $ 10,908
                                    ------------
                                    ------------
  Ratio of earnings to fixed
    charges.......................         8.2x
                                    ------------
                                    ------------

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(1) Utilizing interest rate of 6.704%.